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                                                                    Exhibit 99.1


[ENCOMPASS LOGO]

                                        Encompass Services Corporation
                                        3 Greenway Plaza, Suite 2000
                                        Houston, Texas 77046
                                        Phone: 713-860-0100
                                        Fax: 713-960-8036
                                        encompass.com

News Release

NYSE SUSPENDS TRADING IN ENCOMPASS COMMON STOCK

COMMON STOCK TRADING OVER-THE-COUNTER UNDER SYMBOL "ESVN"

HOUSTON, October 3, 2002 - On October 1, 2002, the New York Stock Exchange, Inc., NYSE, suspended trading of the common stock of Encompass Services Corporation and notified the Company that it would submit an application to the Securities and Exchange Commission to delist the Company's common stock.

In its decision to immediately suspend trading, the NYSE stated that it took this action due to the abnormally low selling price of the Company's common stock, which closed at $0.14 on September 30, 2002. The NYSE has also indicated that the Company's announcement on October 1, 2002 that the successful completion of the Rights Offering is considered highly unlikely also contributed to the NYSE's decision to immediately suspend trading of the Company's common stock.

The NYSE had previously notified the Company on July 22, 2002 that trading of its common stock would be suspended if the sales price for the common stock remained below the NYSE's continued listing criteria through January 2003. In order to increase the per share trading price, the Company proposed to effect a reverse stock split and sought shareholder approval of a reverse stock split at the Special Meeting of Shareholders scheduled for October 15, 2002. The Company is evaluating whether to withdraw this proposal from consideration at the Special Meeting.

The common stock presently trades on the over-the-counter market "pink sheets" under the symbol "ESVN". The Company is also working to have the common stock trade on the OTC Bulletin Board.

The Company, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from the Company's shareholders in connection with the transactions being proposed at the Special Meeting. Information regarding such persons and a description of their interests in the transactions are contained in the Company's Proxy Statement and Annual Report on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and prospectus relating to the special meeting and rights offering.


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About Encompass Services Corporation

Encompass Services Corporation is one of the nation's largest providers of facilities systems and services. Encompass provides electrical technologies, mechanical services and cleaning systems to commercial, industrial and residential customers nationwide. Additional information and press releases about Encompass are available on the Company's web site at www.encompass.com.

Forward-Looking Statements

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company's results to differ materially from current expectations include: default by the Company under its senior credit facility and the inability of the Company to obtain additional waivers from its senior lenders; failure by the Company's surety to continue to provide bonds; failure by the Company's vendors to maintain existing credit terms; non-approval by the Company's shareholders of an investment of $35 million by Apollo Management IV L.P. or its affiliates, the level of demand for its services by multi-site customers; the level of interest rates, which affects demand for the Company's services and its interest expense; the potential impact of any acquisition, disposition, merger, joint venture or any other significant financial transactions that could occur in the future; working capital requirements; general economic conditions; as well as other factors listed in the Company's Form 10-K for the year ended December 31, 2001, and its most recent Form 10-Q.

Contacts:
Todd A. Matherne                                   Bob Arnold
Vice President and Treasurer                       Assistant Treasurer
713-860-0283                                       713-860-0157


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